WEINBERG & COMPANY, P.A.
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CERTIFIED PUBLIC ACCOUNTANTS


                                 March 31, 1998


U.S. Securities and Exchange Commission
Washington, D.C. 20549

                    RE: THE GREAT AMERICAN BACKRUB STORE, INC.
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This letter is supplied pursuant to part 2(c) of Form 12b-25, Notification of
Late Filing, with regard to the above captioned. Please be advised that we were engaged as the Certified Public Accountants for this entity at the end of January 1998. Because of situations beyond our control, we had been unable to meet with the predecessor auditors for the Company until this week. We have initiated fieldwork, and based upon the cooperation with the Company, we are currently taking steps to complete the audit. However, because of the inability to obtain full cooperation from the predecessor auditors, our audit cannot be completed by March 31, 1998.


                                               Very truly yours,

                                               WEINBERG & COMPANY, P.A.


                                               Elliott A. Weinberg, CPA

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